                                                                     EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands except per share amounts)

                                                            Three Months Ended
                                                                October 31,
                                                           ----------------------
                                                             1997         1996
                                                           -------      ---------
Primary:
  Net earnings (loss) applicable to common stock           $ 1,046      $(1,138)
                                                           -------      --------
                                                           -------      --------
  Shares
         Weighted average number of common shares
           outstanding                                      35,230       35,217
         Assuming exercise of options reduced by the
           number of shares which could have been
           purchased with the proceeds from exercise
           of such options                                   1,065          ---(1)
         Assuming exercise of warrants reduced by
           the number of shares which could have been
           purchased with the proceeds from exercise
           of such warrants                                  1,136          ---(1)
                                                           -------      --------
         Weighted average number of common shares
           outstanding as adjusted                          37,431       35,217
                                                           -------      --------
                                                           -------      --------

Net earnings (loss) per common share                       $  0.03      $ (0.03)
                                                           -------      --------
                                                           -------      --------
Fully Diluted:
  Net earnings (loss) applicable to common stock           $ 1,046      $(1,138)
                                                           -------      --------
                                                           -------      --------
  Shares
         Weighted average number of common shares
           outstanding                                      35,230       35,217
         Assuming exercise of options reduced by the
           number of shares which could have been
           purchased with the proceeds from exercise
           of such options                                   1,104          ---(1)
         Assuming exercise of warrants reduced by
           the number of shares which could have been
           purchased with the proceeds from exercise
           of such warrants                                  1,151          ---(1)
                                                           -------      --------
         Weighted average number of common shares
           outstanding as adjusted                          37,485       35,217
                                                           -------      --------
                                                           -------      --------

Net earnings (loss) per common share                       $  0.03      $ (0.03)
                                                           -------      --------
                                                           -------      --------


(1) NOT USED IN THE CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DUE TO THE ANTIDILUTIVE EFFECT OF THE COMMON STOCK EQUIVALENTS.